[Exhibit 32.2]

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)
                 -----------------------------------------------


I, Bob Van Leyen, Chief Financial Officer of Pacific InterMedia, Inc., n/k/a Raptor Networks Technology, Inc. (the "Registrant"), certify to the best of my knowledge, based upon a review of the Company's Audited Financial Statements for the periods ended August 31, 2003 and September 30, 2003 and the Unaudited Pro Forma Combined Financial Information of the Registrant for the period ended September 30, 2003, that:

(1) The Registrant's Financial Statements fully comply with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:   December 12, 2003


/s/ Bob Van Leyen
-----------------

Bob Van Leyen
Chief Financial Officer